Exhibit 99.1

99 CENTS ONLY STORES REPORTS SECOND QUARTER FISCAL 2016 RESULTS

Geoffrey Covert Named Permanent President and Chief Executive Officer, Effective Later Today

Second Quarter Fiscal 2016 Overview:

•                  Net sales increased by 6.6% to $488.5 million

•                  Opened three new stores

•                  Same-store sales decreased by 1.9%

•                  Adjusted EBITDA(1)  was $6.9 million versus $36.3 million in prior year

•                  Net loss was $78.1 million versus net income of $2.0 million in prior year

CITY OF COMMERCE, California — September 11, 2015 — 99 Cents Only Stores LLC (the “Company”) announced its financial results for each of the second quarter and first half of fiscal 2016 ended July 31, 2015.  The Company also made a separate announcement that the Board of Directors has appointed Geoffrey Covert as its new permanent President and Chief Executive Officer, effective later today.

Financial Results

For the second quarter of fiscal 2016, the Company’s net sales increased $30.3 million, to $488.5 million, compared to $458.2 million in the second quarter of fiscal 2015. Same-store sales decreased 1.9% from lower customer traffic, partially offset by higher average ticket. Same store sales performance experienced continued strength in seasonal and general merchandise categories, offset by challenges in consumables.

Gross margin, as a percentage of net sales, was 27.8% in the second quarter of fiscal 2016, a decline of 440 basis points from the second quarter of fiscal 2015.  Gross margin was negatively impacted by greater levels of promotional activities through June 2015 and higher inbound freight and duty costs, higher inventory shrinkage and scrap, and increased transportation expenses.  Selling, general and administrative expenses as a percentage of net sales was 31.6% in the second quarter of fiscal 2016, an increase of 340 basis points from the second quarter of fiscal 2015. The increase in selling, general and administrative expenses as a percentage of net sales was primarily driven by store level payroll and occupancy expenses, outside professional fees,  depreciation and amortization and executive-related expenses.  Selling, general and administrative expenses as a percentage of net sales was also negatively impacted by the recent opening of 39 net new stores since the same period of last year and an increase in the minimum wage in California.

(1)         EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are considered “non-GAAP financial measures” under the Securities and Exchange Commission regulations.  The definitions of, an explanation of how and why the Company uses, and a reconciliation to the most directly comparable GAAP measure of, these non-GAAP measures are included in this press release.

Net loss was $78.1 million in the second quarter of fiscal 2016 compared to net income of $2.0 million for the second quarter of fiscal 2015.  Net loss as a percentage of net sales was (16.0)% for the second quarter of fiscal 2016, compared to net income of 0.4% for the second quarter of fiscal 2015.  Adjusted EBITDA was $6.9 million in the second quarter of fiscal 2016, compared to $36.3 million in the second quarter of fiscal 2015.  Adjusted EBITDA margin was 1.4% compared to 7.9% over the same period.

For the first half of fiscal 2016, the Company’s net sales increased $58.6 million, to $994.7 million, compared to $936.1 million in the first half of fiscal 2015. Same-store sales decreased 1.8% from lower customer traffic, partially offset by higher average ticket.  Net loss was $76.9 million in the first half of fiscal 2016, compared to net income of $11.6 million for the first half of fiscal 2015.  Net loss as a percentage of total sales was (7.7)% for fiscal 2016, compared to a net income as a percentage of total sales of 1.2% for the first half of fiscal 2015.  Adjusted EBITDA was $31.9 million in the first half of fiscal 2016, compared to $82.0 million in the first half of fiscal 2015.  Adjusted EBITDA margin was 3.2%, compared to 8.8% over the same period.

Commenting on the results, Andrew Giancamilli, Interim President and CEO, stated, “Our results this quarter remain disappointing as the significant changes we made last year to our stores and our merchandising and replenishment systems have taken time to drive improvements in our competitive positioning. To more immediately address our performance, we are actively working to more effectively manage our inventory and improve product assortment, while continuing to enhance customer service. In time, we expect these short- and long-term measures will enable 99 Cents Only Stores to strengthen its competitive position as one of the top extreme value retailers and a customer favorite for everyday staples as well as bargain closeout merchandise.”

Commenting on the appointment of Mr. Covert, Mr. Giancamilli stated, “We are excited to have attracted such an energetic and experienced executive as Geoff.  I am confident that his leadership and experience in the grocery business will be invaluable in helping the Company reach its long-term objectives.”

Store Openings

During the second quarter of fiscal 2016, the Company opened three new stores.  As of the end of the second quarter of fiscal 2016, the Company operated 389 stores, an increase of 11.1% in store count over the same period last year.

Q2 FY16 Accounting Items

The Company concluded during the second quarter of fiscal 2016 that it was more likely than not that it would not realize its net deferred tax assets and recorded a non-cash $31.8 million increase to its provision for income taxes in order to establish a valuation allowance against such net deferred tax assets.  The establishment of a valuation allowance does not have any impact on cash, nor does such an allowance preclude the Company from using its loss carryforwards or utilizing other deferred tax assets in the future.

CONFERENCE CALL DETAILS

The Company’s conference call to discuss its second quarter of fiscal 2016 ended July 31, 2015 and the other matters described in this release is scheduled for Friday, September 11, 2015 at 8:00 a.m. Pacific time (11:00 a.m. Eastern time).

The live Second Quarter Fiscal 2016 Earnings call can be accessed by dialing (888) 895-5479 from the U.S.A., or (847) 619-6250 from international locations, and entering confirmation code 40642806.  Please phone in approximately 9 minutes before the call is scheduled to begin and hold for an operator to assist you.  Please inform the operator that you are calling in for 99 Cents Only Stores’ Second Quarter Fiscal 2016 Earnings conference call, and be prepared to provide the operator with your name, company name, and position, if requested.  A telephone replay will be available approximately two hours after the call concludes and will be available through Friday, September 25, 2015, by dialing (888) 843-7419 from the U.S.A., or (630) 652-3042 from international locations, and entering confirmation code 40642806#.

A copy of this earnings release and any other financial and statistical information about the period to be presented in the conference call will be available prior to the call at the section of the Company’s website entitled “Investor Relations” at www.99only.com.

Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense (income) and other financial costs, income taxes, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA for the relevant period as adjusted by the following amounts: non-cash adjustments to reserve balances, stock-based compensation, fees and expenses related to the Merger (as defined below), legal settlements, non-ordinary course store closures, and other non-cash or one-time items.  Adjusted EBITDA margin is Adjusted EBITDA divided by total sales.  Adjusted EBITDA and Adjusted EBITDA margin as presented herein, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”).  The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to assess its performance and that of its competitors.  In addition, Adjusted EBITDA is used to determine the Company’s compliance and ability to take certain actions under the covenants contained in the Company’s debt instruments.  EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

Merger and Conversion to LLC

On January 13, 2012, 99¢ Only Stores was acquired by affiliates of Ares Management LLC, Canada Pension Plan Investment Board and the Gold-Schiffer family.  The acquisition is referred to as the “Merger.” Effective October 18, 2013, 99¢ Only Stores converted from a California corporation to a California limited liability company, 99 Cents Only Stores LLC.  The term the “Company” refers to 99¢ Only Stores and its consolidated subsidiaries prior to the conversion date and to 99 Cents Only Stores LLC and its consolidated subsidiaries on or after the conversion date.

Founded in 1982, the Company operates 389 extreme value retail stores with 281 in California, 49 in Texas, 38 in Arizona and 21 in Nevada as of September 11, 2015. The Company is an extreme value retailer of consumable and general merchandise and seasonal products.   For more information, visit www.99only.com.

For further information:

Michael Fung

Interim Chief Financial Officer and Treasurer

(323) 881-5792

michael.fung@99only.com

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods indicated:

	For the Second Quarter Ended
	July 31, 2015	August 1, 2014
	(In thousands)
	(Unaudited)

Net (loss) income	$(78,101)	$2,039
Interest expense, net	16,481	15,467
Provision for income taxes	42,951	1,151
Depreciation and amortization	17,308	13,109
EBITDA	$(1,361)	$31,766
Stock-based compensation (a)	773	739
Purchase accounting effect on leases (b)	616	406
Impairment of long-lived assets (c)	478	—
Executive related expenses (d)	2,525	777
Real estate projects termination charges (e)	2,833	—
Other (f)	1,076	2,624
Adjusted EBITDA	$6,940	$36,312

(a)         Represents stock-based compensation expense incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(b)         Represents purchase accounting effect on rent revenue and rent expense.

(c)          Represents charges related to impairment due to an  underperforming store in Texas.

(d)         Represents expenses related to severance for former executives, signing and retention bonuses and other executive related expenses.

(e)          Represents charges relating to previously capitalized store and distribution center real-estate development costs expensed upon termination of related projects.

(f)           Represents the following non-cash or other charges and income: (i) for all periods, amortization of gain related to sale-leaseback arrangements; (ii) for all periods, net gain/loss on the sale of non-core assets; and (iii) for all periods, severance charges, signing bonuses, professional fees, legal reserve adjustments and other.

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods indicated:

	For the First Half Ended
	July 31, 2015	August 1, 2014
	(In thousands)
	(Unaudited)

Net (loss) income	$(76,930)	$11,614
Interest expense, net	32,750	30,896
Provision for income taxes	31,962	7,491
Depreciation and amortization	33,555	25,740
EBITDA	$21,337	$75,741
Stock-based compensation (a)	1,407	1,402
Purchase accounting effect on leases (b)	1,267	870
Impairment of long-lived assets (c)	478	—
Executive related expenses (d)	3,191	860
Real estate projects termination charges (e)	2,833	—
Other (f)	1,433	3,104
Adjusted EBITDA	$31,946	$81,977

(a)         Represents stock-based compensation expense incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(b)         Represents purchase accounting effect on rent revenue and rent expense.

(c)          Represents charges related to impairment due to an underperforming store in Texas.

(d)         Represents expenses related to severance for former executives, signing and retention bonuses and other executive related expenses.

(e)          Represents charges relating to previously capitalized store and distribution center real estate development costs expensed upon termination of related projects.

(f)           Represents the following non-cash or other charges and income: (i) for all periods, amortization of gain related to sale-leaseback arrangements; (ii) for all periods, net gain/loss on the sale of non-core assets; and (iii) for all periods, severance charges, signing bonuses, professional fees, legal reserve adjustments and other.

99 CENTS ONLY STORES LLC

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	July 31, 2015	January 30, 2015
	(Unaudited)
ASSETS
Current Assets:
Cash	$2,305	$12,463
Accounts receivable, net of allowance for doubtful accounts of $49 and $58 at July 31, 2015 and January 30, 2015, respectively	1,661	1,954
Income taxes receivable	10,938	10,911
Deferred income taxes	31,097	41,583
Inventories, net	275,150	296,040
Assets held for sale	8,138	3,094
Other	12,491	19,039
Total current assets	341,780	385,084
Property and equipment, net	570,266	581,020
Deferred financing costs, net	13,817	15,463
Intangible assets, net	457,314	460,311
Goodwill	479,745	479,745
Deposits and other assets	7,759	7,543
Total assets	$1,870,681	$1,929,166

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$85,675	$139,287
Payroll and payroll-related	19,407	20,004
Sales tax	6,305	14,087
Other accrued expenses	40,924	40,168
Workers’ compensation	69,366	70,491
Current portion of long-term debt	6,138	6,138
Current portion of capital and financing lease obligations	823	380
Total current liabilities	228,638	290,555
Long-term debt, net of current portion	948,585	901,395
Unfavorable lease commitments, net	6,980	8,220
Deferred rent	25,488	23,293
Deferred compensation liability	783	724
Capital and financing lease obligation, net of current portions	34,440	24,681
Long-term deferred income taxes	192,204	170,678
Other liabilities	1,438	1,868
Total liabilities	1,438,556	1,421,414

Commitments and contingencies
Member’s Equity:
Member units — 100 units issued and outstanding at July 31, 2015 and January 30, 2015	550,096	549,135
Investment in Number Holdings, Inc. preferred stock	(19,200)	(19,200)
Accumulated deficit	(98,115)	(21,185)
Other comprehensive loss	(656)	(998)
Total equity	432,125	507,752
Total liabilities and equity	$1,870,681	$1,929,166

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the Second Quarter Ended		For the First Half Ended
	July 31, 2015	August 1, 2014	July 31, 2015	August 1, 2014
Net Sales:
99¢ Only Stores	$477,327	$447,420	$972,135	$912,689
Bargain Wholesale	11,195	10,787	22,556	23,415
Total sales	488,522	458,207	994,691	936,104
Cost of sales	352,647	310,453	702,193	631,224
Gross profit	135,875	147,754	292,498	304,880
Selling, general and administrative expenses	154,544	129,097	304,716	254,879
Operating (loss) income	(18,669)	18,657	(12,218)	50,001
Other (income) expense:
Interest income	—	—	(3)	—
Interest expense	16,481	15,467	32,753	30,896
Total other expense, net	16,481	15,467	32,750	30,896
(Loss) income before provision for income taxes	(35,150)	3,190	(44,968)	19,105
Provision for income taxes	42,951	1,151	31,962	7,491
Net (loss) income	$(78,101)	$2,039	$(76,930)	$11,614

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the First Half Ended
	July 31, 2015	August 1, 2014

Cash flows from operating activities:
Net (loss) income	$(76,930)	$11,614
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	32,667	24,846
Amortization of deferred financing costs and accretion of OID	2,305	2,178
Amortization of intangible assets	887	894
Amortization of favorable/unfavorable leases, net	880	329
Gain on disposal of fixed assets	(48)	(32)
Loss on interest rate hedge	743	683
Long-lived assets impairment	478	—
Deferred income taxes	31,785	—
Stock-based compensation	1,408	1,402
Changes in assets and liabilities associated with operating activities:
Accounts receivable	293	102
Inventories	20,890	(45,556)
Deposits and other assets	6,471	795
Accounts payable	(38,902)	33,663
Accrued expenses	(7,623)	(2,232)
Accrued workers’ compensation	(1,125)	(2,417)
Income taxes	(27)	1,704
Deferred rent	2,195	2,812
Other long-term liabilities	1,046	(3,377)
Net cash (used in) provided by operating activities	(22,607)	27,408

Cash flows from investing activities:
Purchases of property and equipment	(43,685)	(43,866)
Proceeds from sale of property and fixed assets	1,439	27
Net cash used in investing activities	(42,246)	(43,839)

Cash flows from financing activities:
Payments of long-term debt	(3,069)	(3,069)
Proceeds under revolving credit facility	275,450	—
Payments under revolving credit facility	(225,850)	—
Proceeds from financing lease obligations	8,666	—
Payments of capital and financing lease obligations	(55)	(44)
Payments to repurchase stock options of Number Holdings, Inc.	(390)	(76)
Net settlement of stock options of Number Holdings, Inc. for tax withholdings	(57)	—
Bank overdraft	—	422
Net cash provided by (used in) financing activities	54,695	(2,767)
Net decrease in cash	(10,158)	(19,198)
Cash - beginning of period	12,463	34,842
Cash - end of period	$2,305	$15,644

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Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature.  Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2015. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.